UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024

Shockwave Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38829	27-0494101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5403 Betsy Ross Drive

Santa Clara, California 95054

(Address of Principal Executive Offices) (Zip Code)

(510) 279-4262

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SWAV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2024, Shockwave Medical, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Johnson & Johnson, a New Jersey corporation (“Parent”), and Sweep Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (“Company Shares”) outstanding immediately prior to the Effective Time (other than certain Company Shares owned by Parent, Merger Sub or the Company to be excluded pursuant to the Merger Agreement and Company Shares with respect to which appraisal rights have been exercised) will automatically be converted into the right to receive cash in an amount equal to $335.00 per share (the “Merger Consideration”), without interest thereon and less any applicable withholdings.

At the Effective Time, each Company stock option (“Company Option”) that is outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested, and which has a per share exercise price that is less than the Merger Consideration, will be cancelled and converted into the right to receive an amount in cash (without interest) equal to the product of (i) the aggregate number of Company Shares underlying such Company Option immediately prior to the Effective Time, and (ii) the excess of (A) the Merger Consideration over (B) the per share exercise price of such Company Option. In addition, at the Effective Time, each Company Option with a per share exercise price that equals or exceeds the amount of the Merger Consideration will be cancelled for no consideration.

At the Effective Time, each Company restricted stock unit (“Company RSU Award”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product of (i) the aggregate number of Company Shares underlying such Company RSU Award immediately prior to the Effective Time and (ii) the Merger Consideration.

At the Effective Time, each Company performance stock unit for which the performance period has not been completed as of the date of the Merger Agreement (“Company PSU Award”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product of (i) the aggregate number of Company Shares underlying such Company PSU Award immediately prior to the Effective Time (assuming attainment of (A) the actual level of performance for performance metrics for which the relevant performance period has been completed as of the Effective Time and (B) the maximum level of performance as determined under the terms of the applicable award agreement as in effect on the date of the Merger Agreement for performance metrics for which the relevant performance period has not been completed as of the Effective Time) and (ii) the Merger Consideration.

Consummation of the Merger is subject to customary closing conditions, including, without limitation, (i) the accuracy of the representations and warranties of the Company contained in the Merger Agreement (subject to certain materiality exceptions); (ii) the Company’s compliance or performance in all material respects with its covenants and agreements contained in the Merger Agreement to be complied with or performed on or prior to the date of the closing of the Merger; (iii) (A) the expiration or termination without the imposition of a Burdensome Condition of any waiting period (and extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any voluntary agreement between Parent, on the one hand, and the U.S. Federal Trade Commission or the U.S. Department of Justice, on the other hand, pursuant to which Parent has agreed not to consummate the Merger until a specified time and (B) the receipt of certain other non-U.S. regulatory approvals without the imposition of a Burdensome Condition; (iv) the absence of any law or order issued or enacted by any governmental authority of competent and applicable jurisdiction that would make illegal, prohibit or otherwise prevent the consummation of the Merger or that would impose a Burdensome Condition; (v) the absence of any pending legal proceeding under any antitrust law brought by any governmental authority of competent and applicable jurisdiction that challenges or seeks to make illegal, prohibit or otherwise prevent the consummation of the Merger or that would impose a Burdensome Condition; (vi) the adoption of the Merger Agreement by holders of Company Shares representing at least a majority of the outstanding Company Shares; and (vii) other customary conditions. Consummation of the Merger is not subject to a financing condition.

The parties expect the Merger and the other transactions contemplated by the Merger Agreement to close by mid-year 2024. The Merger Agreement provides that as promptly as reasonably practicable after the date of the Merger Agreement (and in any event within 10 Business Days), the Company will prepare and file a preliminary proxy statement relating to the Company’s meeting of its stockholders for the purpose of voting upon the adoption of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to use commercially reasonable efforts to continue to conduct its business in all material respects in the ordinary course, to cooperate in seeking regulatory approvals and not to engage in certain specified transactions or activities without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate, knowingly encourage, or knowingly facilitate or assist, any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, that constitutes or would reasonably be expected to lead to an Acquisition Proposal or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives a written, bona fide Acquisition Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, and that the Company’s board of directors (the “Company Board”) determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or is reasonably likely to lead to a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Company may take certain actions to participate in discussions and negotiations and furnish information with respect to such Acquisition Proposal, after providing written notice to Parent of such determination.

The Company Board has resolved to recommend that Company stockholders adopt the Merger Agreement (the “Company Board Recommendation”) and, subject to certain exceptions, will not withdraw, amend, modify or qualify such Company Board Recommendation in a manner adverse to Parent or Merger Sub. However, subject to the satisfaction of certain terms and conditions, the Company and the Company Board, as applicable, are permitted to take certain actions, as more fully described in the Merger Agreement, including changing the Company Board Recommendation and entering into a definitive agreement with respect to a Superior Proposal if, among other things, the Company Board has concluded in good faith after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable law (subject to certain customary match rights in favor of Parent).

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal and Parent’s right to terminate the Merger Agreement if the Company Board changes the Company Board Recommendation. In addition, either Parent or the Company may terminate the Merger Agreement if the Merger has not been completed by January 4, 2025, which date will be automatically extended to July 7, 2025 if certain regulatory closing conditions remain the only conditions to not have been satisfied or waived as of January 4, 2025. In connection with a termination of the Merger Agreement under specified circumstances, including due to a change in the Company Board Recommendation, the entry by the Company into a definitive agreement with respect to a Superior Proposal, or certain other triggering events, the Company may be required to pay Parent a termination fee of $448.0 million.

The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, for the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, (ii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the transactions contemplated thereby upon the terms and subject to the conditions contained in the Merger Agreement and (iii) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Company Stockholders adopt the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01 Regulation FD Disclosure.

On April 5, 2024, the Company and Parent issued a press release announcing the execution of the Merger Agreement, a copy of which is hereby furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautions Concerning Forward Looking Statements

This communication contains “forward-looking statements” regarding the pending acquisition of the Company by Parent. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Parent or the Company. Risks and uncertainties include, but are not limited to: the risk that the closing conditions for the acquisition will not be satisfied, including the risk that clearance under the Hart-Scott-Rodino Antitrust Improvements Act or other applicable antitrust laws will not be obtained; uncertainty as to the percentage of the Company stockholders that will vote to approve the proposed transaction at the Company stockholder meeting; the possibility that the transaction will not be completed in the expected timeframe or at all; potential adverse effects to the businesses of Parent or the Company during the pendency of the transaction, such as employee departures or distraction of management from business operations; the risk of security holder litigation relating to the transaction, including resulting expense or delay; the potential that the expected benefits and opportunities of the acquisition, if completed, may not be realized or may take longer to realize than expected; challenges inherent in product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new products; manufacturing difficulties and delays; product efficacy or safety concerns resulting in product recalls or regulatory action; economic conditions, including currency exchange and interest rate fluctuations; the risks associated with global operations; competition, including technological advances, new products and patents attained by competitors; challenges to patents; changes to applicable laws and regulations, including tax laws and global health care reforms; adverse litigation or government action; changes in behavior and spending patterns or financial distress of purchasers of health care services and products; and trends toward health care cost containment.

In addition, there will be risks and uncertainties related to the ability of the Parent family of companies to successfully integrate the programs, products, technologies and employees/operations and clinical work of the Company. A further list and description of these risks, uncertainties and other factors and the general risks associated with the respective businesses of Parent and the Company can be found in Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 16, 2024, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Parent’s subsequent filings with the SEC, and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 26, 2024, including in the sections captioned “Special Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in the Company’s subsequent filings with the SEC. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com, www.shockwavemedical.com or on request from Parent or the Company. Neither Parent nor the Company undertakes to update any forward-looking statement as a result of new information or future events or developments, except as required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent.

In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form. Promptly after filing the definitive proxy statement, the Company will mail the definitive proxy statement and a proxy card to the stockholders of the Company.

INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Investors and security holders of the Company are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or free of charge from the Company on the Company’s website at www.shockwavemedical.com.

Participants in the Solicitation

Parent and the Company and certain of their respective directors and executive officers, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from security holders of the Company in connection with the proposed transaction. Information about Parent’s directors and executive officers is set forth in Parent’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on March 13, 2024, and Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 16, 2024. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2023, and the Company’s Current Reports on Form 8-K filed with the SEC on May 17, 2023 and January 29, 2024. To the extent holdings of Parent’s or the Company’s securities by their respective directors or executive officers have changed since the amounts set forth in such 2024 or 2023 proxy statements, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Investors and security holders of the Company are or will be able to obtain these documents free of charge from the SEC’s website at www.sec.gov, from Parent on Parent’s website at www.jnj.com, from the Company on the Company’s website at www.shockwavemedical.com or on request from Parent or the Company. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s security holders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated April 4, 2024, by and among Johnson & Johnson, Sweep Merger Sub, Inc. and Shockwave Medical, Inc.*

99.1	Press Release, dated April 5, 2024.

104	The cover page on this Current Report on Form 8-K, formatted in Inline XBRL.

*	Schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOCKWAVE MEDICAL, INC.

Date: April 5, 2024	By:	/s/ Renee Gaeta
Renee Gaeta
Chief Financial Officer